UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 13, 2023
Toll Brothers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186		23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(IRS Employer Identification No.)

1140 Virginia Drive	Fort Washington	PA	19034
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TOL	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On December 13, 2023, the Board of Directors (the “Board”) of Toll Brothers, Inc. (the “Company”) increased the size of its Board from ten to twelve directors and filled the newly created vacancy on the Board by appointing each of Judith A. Reinsdorf and Katherine M. Sandstrom as a director. The initial term of each new director will last until the Company’s 2024 annual meeting of stockholders on March 12, 2024 and until their successor shall have been duly elected and qualified, or until their earlier resignation or removal. There is no arrangement or understanding between either of Ms. Reinsdorf or Ms. Sandstrom and the Company or any other person pursuant to which either was selected as a director. The Board has determined that each of Ms. Reinsdorf and Ms. Sandstrom meet the independence standards established under the New York Stock Exchange corporate governance listing standards. Neither Ms. Reinsdorf nor Ms. Sandstrom have been appointed to any standing committee of the Board.
In connection with their appointment to the Board, and in accordance with the Company’s non-employee director compensation program, each of Ms. Reinsdorf and Ms. Sandstrom will receive an annual cash retainer of $85,000 for serving on the Board, as well as annual cash retainers for service on any committees of the Board to which they may be appointed. In addition, each of Ms. Reinsdorf and Ms. Sandstrom is expected to be granted restricted stock units (“RSUs”) with a grant date fair value of $175,000 in December 2024 for service on the Board in fiscal 2024. Such RSUs are expected to vest on the one year anniversary of the date of grant. Both the annual cash retainer and RSUs will be pro rated to reflect service during fiscal 2024.
Each of Ms. Reinsdorf and Ms. Sandstrom has entered into the Company’s standard form of indemnification agreement for non-executive directors, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2009.
In addition, Carl B. Marbach, age 82, has informed the Company that he will not stand for re-election and will step down from the Board at its annual meeting of stockholders on March 12, 2024. Mr. Marbach’s decision is not based on any disagreement with the Company or management.
A copy of the Company’s press release relating to this announcement is being furnished as Exhibit 99.1 to this Form 8-K.
ITEM 7.01. Regulation FD Disclosure
On December 13, 2023, the Company issued a press release announcing that its Board of Directors approved a quarterly cash dividend to shareholders. The dividend of $0.21 per share will be paid on January 26, 2024 to shareholders of record on the close of business on January 12, 2024. The Company also announced that its Board of Directors approved a new 20 million share repurchase authorization to replace its existing 20 million share repurchase authorization.

A copy of the press release is being furnished as Exhibit 99.2 to this Current Report on Form 8-K. This information, including Exhibit 99.1, will not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and it will not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
ITEM 9.01. Financial Statements and Exhibits
(d). Exhibits
The following Exhibits are furnished as part of this Current Report on Form 8-K:
Exhibit
No.                            Item

99.1*    Press release of Toll Brothers, Inc. dated December 13, 2023 announcing changes to it Board of Directors.

99.2*    Press release of Toll Brothers, Inc. dated December 13, 2023 announcing that its Board of Directors approved a quarterly cash dividend to shareholders.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed electronically herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated:	December 13, 2023	By:	/s/ Michael J. Grubb
Michael J. Grubb Senior Vice President, Chief Accounting Officer

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